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                                                                   Exhibit 10(b)

                             AMENDMENT NUMBER TWO TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT made as of this 26th day of February, 2004 to the Employment Agreement dated as of October 30, 1998, as amended on March 6th 2003 (the "Employment Agreement"), by and between Florida East Coast Industries, Inc. ("FECI"), a Florida corporation, and Robert W. Anestis (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, FECI and the Executive have previously entered into the Employment Agreement; and

         WHEREAS, FECI and the Executive desire to amend the Employment
Agreement.

         NOW, THEREFORE, the parties hereto agree, that the Employment Agreement be amended effective as of January 1, 2004, as follows:

         1. Section 1 of the Employment Agreement is amended by adding the following language at the end thereof:

        "In the event that FECI does not give written notice to the Executive at least one hundred eighty (180) days prior to the end of the then Employment Period that it elects not to renew the Agreement at the end of the then Employment Period, the Employment Period shall be extended for a period of two (2) years from the then applicable expiration date on the same terms and conditions as set forth in the Agreement (including this provision), provided that the Executive shall have the right to terminate the then Employment Period on the scheduled expiration date on written notice to FECI given at least thirty (30) days prior to the then applicable expiration date. Any notice to the Executive that the Agreement will not be renewed shall be deemed a termination of the Executive's employment by FECI without Cause as of the end of the Employment Period."

         2. Section 2(b)(i) of the Employment Agreement is hereby amended by adding the phrase "(effective January 1, 2004, Six Hundred Thousand ($600,000))" immediately following the phrase "Four Hundred Thousand Dollars ($400,000)."

         3. Section 2(b)(ii) of the Employment Agreement is hereby amended by adding the phrase "(effective January 1, 2004, sixty-five percent (65%))" immediately following the phrase "fifty percent (50%)."


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         4. The Employment Agreement is amended by moving the amendment added to
Section 4(d) by the First Amendment to the Employment Agreement to a new Section 4(b)(v) and adding the following language at the end thereof:

        "For avoidance of doubt, a termination of the Executive's employment other than for Cause for purposes of this subsection (v) shall not be deemed to occur for purposes of the immediately preceding sentence upon expiration of the Agreement or any extension thereof unless Executive's employment terminates upon such expiration."

         5. Except as expressly set forth herein, all other provisions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                            FLORIDA EAST COAST INDUSTRIES, INC.


                                            By: /s/ Allen C. Harper
                                                --------------------------------
                                                Allen C. Harper
                                                Chairman, Compensation Committee


                                            /s/ Robert W. Anestis
                                            ------------------------------
                                            Robert W. Anestis